UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 8, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

NightHawk Radiology Holdings, Inc. (the “Company”) announced today that Mr. Timothy M. Mayleben was appointed as Executive Vice President and Chief Operating Officer effective January 8, 2007. In connection with his appointment, Mr. Mayleben and the Company entered into an employment agreement pursuant to which the Company will pay to Mr. Mayleben an annual base salary equal to $425,000 and an annual performance-based cash bonus equal to up to $375,000. In addition, pursuant to the employment agreement, the Company agreed to grant to Mr. Mayleben a restricted stock unit grant of 25,000 shares and an option to purchase up to 325,000 shares of the Company’s stock, with the grants to be made effective and the exercise price of the option established on the date that is three business days following the Company’s earnings release covering fiscal 2006. The employment agreement also provides Mr. Mayleben with a severance package equal to 12 months of base salary, a pro-rata amount of his bonus (based upon the timing of the termination) and twelve months of accelerated vesting on his equity grants in the event Mr. Mayleben’s employment is terminated without Cause or if Mr. Mayleben elects to resign for Good Reason (as each term is defined in the employment agreement).

In addition to his appointment as Executive Vice President and Chief Operating Officer, Mr. Mayleben will continue serve as a member of the Company’s Board of Directors. However, because Mr. Mayleben is no longer independent, Mr. Mayleben has resigned as a member of the Compensation Committee and as Chairman of the Audit Committee effective January 8, 2007.

From March 2005 through his appointment as Executive Vice President and Chief Operating Officer, Mr. Mayleben, 46, served as an independent member of the Company’s Board of Directors, serving as a member of the Compensation Committee and as Chairman of the Audit Committee. Prior to joining NightHawk’s Board, from 1999 to 2003, Mr. Mayleben served as Chief Financial Officer of Esperion Therapeutics, a publicly traded biopharmaceutical company. From 2002 to 2004, he also served as Chief Operating Officer of Esperion. Prior to joining Esperion, from 1997 to 1998, Mr. Mayleben was an executive with Transom Technologies, Inc., a simulation software company. From 1990 to 1997, Mr. Mayleben held various financial and operating management positions with Applied Intelligent Systems, Inc. Mr. Mayleben received a B.B.A. from the University of Michigan and an M.B.A. with distinction from Northwestern University.

A press release announcing the appointment of Mr. Mayleben as Executive Vice President and Chief Operating Officer was issued on January 11, 2007, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

A copy of the employment agreement between the Company and Mr. Mayleben dated January 8, 2007 is attached to this Current Report as Exhibit 10.28.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

With Mr. Mayleben’s appointment as Executive Vice President and Chief Operating Officer, he is no longer considered “independent” under the listing standards of the Nasdaq Global Market or the rules promulgated by the United States Securities and Exchange Commission. As such, with this change, and with Mr. Mayleben’s resignation as Chairman of the Company’s Audit Committee, (i) a majority of the members of the Company’s Board are no longer independent, (ii) the Company’s Audit Committee is no longer comprised of three independent directors, and (iii) the Audit Committee no longer has a financial expert. According to the Nasdaq Global Market listing standards, the Company has up to 180 days to regain compliance with these standards.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.28	Employment Agreement between the Company and Mr. Timothy Mayleben dated January 8, 2007

99.1	Press release dated January 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.28	Employment Agreement between the Company and Mr. Timothy Mayleben dated January 8, 2007

99.1	Press release dated January 11, 2007